Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION:
Nov. 4, 2016	Media: Frank Tutalo, 703.363.8698 frank.tutalo@centurylink.com Investors: Kristina Waugh, 318.340.5627 kristina.r.waugh@centurylink.com

CenturyLink reaches agreement to sell data centers and colocation business to a consortium led by BC Partners and Medina Capital

CenturyLink to retain hosting and cloud assets supporting network-first and hybrid-IT strategy

MONROE, La. – CenturyLink, Inc. (NYSE: CTL) today announced that it has entered into a definitive agreement to sell its data centers and colocation business to funds advised by BC Partners, in a consortium including Medina Capital Advisors and Longview Asset Management. In exchange, CenturyLink will receive (i) $2.15 billion in cash, subject to offsets for capital lease obligations and various working capital and other adjustments, and (ii) a minority stake to be valued at $150 million in the consortium’s newly-formed global secure infrastructure company, which in total represents a multiple of approximately 12 times estimated 2016 Adjusted Operating Cash Flow1.

CenturyLink plans to use the net proceeds from this sale to partly fund its acquisition of Level 3 Communications announced on October 31, 2016. These two transactions further advance CenturyLink’s strategy to improve lives by connecting people to the power of the digital world.

“After conducting a thorough review process, we are pleased to have reached an agreement with BC Partners,” said Glen F. Post III, chief executive officer and president of CenturyLink. “We believe this transaction will benefit customers, employees and investors. Both CenturyLink and BC Partners have a strong customer focus and are committed to ensuring a seamless transition of the customers and their colocation environments.”

CenturyLink will continue to focus on offering customers a wide range of IT services and solutions, including network, managed hosting and cloud. Though it will no longer own the data centers, CenturyLink will continue to offer colocation services as part of its product portfolio through its commercial relationships to be entered into at closing with the BC Partners/Medina-led consortium.

Justin Bateman, a managing partner at BC Partners, said “We are excited to be acquiring CenturyLink’s portfolio of data center assets. CenturyLink has built and maintained an impressive global footprint of colocation data centers that is unparalleled for a portfolio of assets of this size. Led by Manny Medina and his management team at Medina Capital, these data

[1]	Adjusted Operating Cash Flow is defined as operating cash flow less capital lease payments.

centers will become part of a new, global secure infrastructure platform that will meet the growing and changing needs of customers today and for the future. We thank Glen Post and the entire team at CenturyLink for their partnership, and we look forward to working together to offer all the data centers’ existing customers, as well as new customers, unrivaled datacenter and colocation services.”

Under terms of the agreement, the BC Partners/Medina-led consortium will assume ownership of CenturyLink’s portfolio of 57 data centers at closing. The data center portfolio includes approximately 195 megawatts of power across 2.6 million square feet of raised floor capacity.

The purchase agreement contains various customary covenants for transactions of this type, including commitments of CenturyLink to indemnify the purchaser for certain taxes and other specified matters, subject to certain limitations.

The parties anticipate closing the transaction in the first quarter of 2017. The transaction is subject to regulatory approvals, including filings under the Hart-Scott-Rodino Antitrust Improvements Act and a review by the Committee on Foreign Investment in the United States, as well as other customary closing conditions.

BofA Merrill Lynch, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC are acting as CenturyLink’s financial advisors and Jones Walker is acting as CenturyLink’s legal advisor.

LionTree Advisors acted as financial advisor to BC Partners and its consortium investors. Latham & Watkins LLP is serving as legal advisor and PricewaterhouseCoopers is serving as accounting advisor. Citigroup, JP Morgan, Barclays, Credit Suisse, Jefferies, HSBC, Macquarie and Citizens have underwritten the debt package to finance the acquisition.

Greenberg Traurig served as legal advisor to Medina Capital. Vedder Price served as legal advisor to Longview Asset Management.

About CenturyLink

CenturyLink (NYSE: CTL) is a global communications, hosting, cloud and IT services company enabling millions of customers to transform their businesses and their lives through innovative technology solutions. CenturyLink offers network and data systems management, Big Data analytics and IT consulting, and operates more than 55 data centers in North America, Europe and Asia. The company provides broadband, voice, video, data and managed services over a robust 250,000-route-mile U.S. fiber network and a 300,000-route-mile international transport network. Visit CenturyLink for more information.

About BC Partners

Founded in 1986 as one of the few truly pan-European buy-out investors, BC Partners has grown and evolved into a leader in buy-outs, principally investing in larger businesses in the region and selectively in North America through its established network of offices in London, Paris, Hamburg and New York. BC Partners continues to identify attractive investment opportunities by focusing on the best balance of risk and reward for its investors and is currently advising funds totaling over €12 billion.

Since inception, BC Partners has completed 92 transactions with a total enterprise value of €115 billion and has delivered superior returns through economic cycles, demonstrating discipline in bull markets and an ability to invest in attractive opportunities amidst turbulence and recession.

About Medina Capital

Medina Capital is a private equity firm investing growth capital in innovative companies in the cybersecurity, data analytics, cloud infrastructure and software-as-a-service markets. Medina Capital’s philosophy emphasizes funding high-growth companies with established products that will benefit from the strategic guidance of the firm’s experience and expertise in the technology sector. For more information on Medina Capital visit http://www.medinacapital.com.

About Longview Asset Management

Longview Asset Management oversees direct public and private investments on behalf of individuals, trusts, and charitable foundations associated with a private family. Longview’s public market investments span a broad range of industries, including health care, manufacturing, aerospace, software, and business and financial services. As a steward of permanent capital with minimal liquidity needs, Longview also works flexibly with management teams and financial sponsors to acquire and hold private businesses, and has completed such investments in a range of industries including ecommerce, banking, manufacturing, direct marketing, education, retail, and hydrocarbon infrastructure.

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Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this release, including statements regarding the expected timing and benefits of the proposed transaction, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the ability of the parties to timely and successfully receive the required approvals of regulatory agencies; the possibility that the purchaser will not be able to finance the transaction on the terms contemplated or at all; the possibility that the anticipated benefits from the proposed transaction cannot be fully realized in the manner contemplated; the possibility that it may be more difficult than anticipated to segregate CenturyLink’s colocation business from its other businesses in connection with the sale; the possibility that CenturyLink might be required to make unanticipated payments under the transaction agreements or otherwise receive less cash proceeds than anticipated; the effects of competition from a wide variety of competitive providers; the purchaser’s ability to effectively adjust to changes in the communications industry; possible changes in the demand for, or pricing of, the purchaser’s products and services; the purchaser’s ability to successfully maintain the quality and profitability of its product and service offerings and to introduce new offerings on a timely and cost-effective basis; the adverse impact on the purchaser’s business from possible equipment failures, service outages, security breaches or similar events; adverse changes in the purchaser’s access to credit markets on favorable terms; the purchaser’s ability to maintain favorable relations with key business partners, suppliers, vendors, landlords and financial institutions; and other risk factors and cautionary statements as detailed from time to time in CenturyLink’s reports filed with the U.S. Securities and Exchange Commission. There can be no assurance that the proposed sale or any other transactions discussed above will in fact be consummated in the manner described or at all. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the proposed transaction. You should not place undue reliance on these forward looking statements, which speak only as of the date of this press release. Unless legally required, CenturyLink undertakes no obligation and expressly disclaims any such obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.